Exhibit 99.1

TriSalus Announces Leadership Changes

James Young Appointed Chief Financial Officer, Richard Marshak Appointed Chief Commercial Officer, Jodi Devlin Appointed Chief of Clinical Operations

DENVER – January 8, 2025 - TriSalus Life Sciences, Inc., (Nasdaq: TLSI), an oncology company dedicated to improving outcomes for patients with solid tumors by integrating our innovative delivery technology with standard-of-care therapies, and our investigational immunotherapy, today announced key updates to its executive leadership team.

James (Jim) Young, who previously served as the Company’s Senior Vice President of Investor Relations and Treasurer, has been appointed as the Company’s Chief Financial Officer. In this role, Mr. Young succeeds Sean Murphy, who will continue to serve the Company as Chief Manufacturing, Strategy and Business Development Officer and as a member of the Board of Directors. The Company also promoted Dr. Richard B. Marshak to Chief Commercial Officer and Jodi Devlin to Chief of Clinical Operations. All appointments were effective as of January 6, 2025.

“These leadership changes reflect the momentum we’ve built and position TriSalus to achieve our ambitious goals in 2025 and beyond,” said Mary Szela, President and Chief Executive Officer of TriSalus. “Jim, Sean, Richard, and Jodi have each played pivotal roles in our growth and success to this point. Additionally, Jim has worked closely with Sean over the past 18 months, engaging in meticulous planning and hands-on collaboration to prepare for this transition. Together, they ensured a seamless handoff of responsibilities, equipping Jim with deep insight into the Company’s financial operations and strategic objectives. This careful preparation reflects the Company’s commitment to strong leadership continuity and operational excellence. I am excited to work with Richard, Jodi, Sean and Jim in their new capacities as we continue to drive innovation and patient impact. I also want to extend my sincere gratitude to Sean for his exemplary service as CFO and his continued leadership in Business Development, Manufacturing and Strategy, as well as his continued guidance as a valued board member.”

Jim Young has served as the Senior Vice President – Investor Relations and Treasurer of TriSalus since August 2023. Previously, Mr. Young served as President of J Young Consulting LLC, where he served as an Interim CFO and also provided finance organization optimization services for small to medium sized companies, primarily in the life sciences industry. Prior to that, he served in various finance roles of increasing responsibility during a 33-year career at Abbott Laboratories. Mr. Young’s most recent role was Vice President and Chief Ethics and Compliance Officer. Mr. Young holds a BBA in Accounting from St. Norbert’s College and is a Certified Public Accountant, State of Wisconsin.

Dr. Richard Marshak has been the Senior Vice President, Corporate Development, Strategy, and Marketing at TriSalus since June 2022. He brings extensive experience from leadership roles, including Chief Executive Officer of Mount Tam Biotechnologies and co-founder of Nephraegis Therapeutics. Dr. Marshak held progressive Leadership positions at Abbott Laboratories, culminating as Head of Global Strategic Pricing which included Abbott’s flagship product Humira. Dr. Marshak received his B.A. in Psychology and VMD in Veterinary Medicine from the University of Pennsylvania, and his MBA from the University of Chicago.

Jodi Devlin joined TriSalus in August 2023 as President, Commercial Operations, bringing over 30 years of experience in biotech, medical devices and pharmaceuticals. She has a proven track record in prelaunch strategies, global product launches, commercial execution and leading integrated commercial/clinical teams. Previously, Ms. Devlin was CEO of AltaThera Pharmaceuticals, where she executed a successful company turnaround. She also had a distinguished 21-year career at Abbott Laboratories where she held leadership roles in pipeline planning, global launches, and management of numerous commercial organizations. She currently serves as Chairman of the Board at Fitabeo Therapeutics. She earned a BS in Nursing from University of Oklahoma and a MBA from Washington University, Olin School of Business.

Sean Murphy has served as CFO of TriSalus since June 2022 and has been a Board Director since August 2020, where he served as the Chairman of the Audit Committee from August 2020 through June 2022. Prior to joining TriSalus, Mr. Murphy held numerous Senior Executive roles, including Executive Vice President at Malin PLC, a publicly listed company investing in life sciences companies. Mr. Murphy was one of the founding members of the Evercore HealthCare practice, an independent investment banking advisory firm, establishing it as one of the premier HealthCare Investment Banks. Sean had a distinguished 30-year career with Abbott Laboratories with his final role as Vice President of Business Development and Licensing. He currently serves on multiple boards of directors, including Xenex, and Prenosis. Sean received his BBA in Finance and Accounting from Western Illinois University and his M.S. in Finance from the University of Illinois. He is a Certified Public Accountant, State of Illinois.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology company dedicated to improving outcomes for patients with solid tumors by integrating our innovative delivery technology with standard-of-care therapies and our investigational immunotherapy. The Company’s platform features FDA-cleared devices and a clinical-stage investigational immunotherapeutic, all designed to enhance treatment efficacy. Its proprietary Pressure-Enabled Drug Delivery™ (PEDD) technology optimizes therapeutic delivery to tumors while minimizing off-target exposure. TriSalus’ FDA-cleared devices include the TriNav® Infusion System, designed for hepatic arterial infusion to treat liver tumors and the Pancreatic Retrograde Venous Infusion System, specifically developed to address the unique challenges of drug delivery in pancreatic tumors. The PEDD approach overcomes anatomic barriers by modulating pressure and flow, improving therapeutic delivery directly to the tumor and reducing delivery of toxic therapeutics to healthy tissues—offering the potential to significantly enhance patient outcomes and reduce complications. Additionally, the Company’s investigational immunotherapeutic, nelitolimod, is designed to counteract the immunosuppressive environment created by many tumors, which often renders conventional treatments less effective. Data from Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials suggest that nelitolimod delivered via PEDD technology produces promising immune-modulating effects both within the liver and systemically. Nelitolimod targets TLR9, a receptor expressed across various cancer types, and its delivery leverages PEDD technology to address physical barriers that impede treatment in solid tumors.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s ability to achieve its goals in 2025 and beyond, the expected success of the leadership transition, and the benefits and potential benefits of the Company’s PEDD drug delivery technology, TriNav system and nelitolimod investigational immunotherapy. Risks that could cause actual results to differ from those expressed in these forward-looking statements include risks associated with the anticipated benefits of the leadership changes, the prior success of management is not indicative of future success, clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, the risks associated with the credit facility, including the Company’s ability to remain in compliance with all its obligations thereunder to avoid an event of default, the risk that the Company will continue to raise capital through the issuance and sale of its equity securities to fund its operations, the risk that the Company will not be able to achieve the applicable revenue requirements to access additional financing under the credit facility, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, unexpected expensed costs, and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading "Risk Factors." All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made except as required by law.

Contacts

For Investor & Media Inquiries:
Jeremy Feffer
LifeSci Advisors

917.749.1494

jfeffer@lifesciadvisors.com

For Corporate Inquiries:
James Young
Chief Financial Officer
847.337.0655
james.young@trisaluslifesci.com